                                                                     Exhibit 3-A

                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                        PRIORITY HEALTHCARE CORPORATION



          Priority Healthcare Corporation (hereinafter referred to as the "Corporation"), desiring to amend and restate its Articles of Incorporation effective as of the date Articles of Restatement are submitted to the Indiana Secretary of State for approval, pursuant to the provisions of the Indiana Business Corporation Law (hereinafter referred to as the "Corporation Law"), submits the following Restated Articles of Incorporation:


                                   ARTICLE I
                                      Name
                                      ----

          The name of the Corporation is Priority Healthcare Corporation.


                                   ARTICLE II
                              Purposes and Powers
                              -------------------

          Section 2.1. Purposes of the Corporation. The purposes for which the Corporation is formed are (a) to engage in the general business of the distribution and sale of medical products and pharmaceuticals, directly or indirectly through one or more subsidiaries, and to carry on such activities of every kind or nature as may be allied or incidental to such general business, and (b) to engage in the transaction of any or all lawful business for which corporations may now or hereafter be incorporated under the Corporation Law.

          Section 2.2.  Powers of the Corporation.  The Corporation shall have
(a) all powers now or hereafter authorized by or vested in corporations pursuant to the provisions of the Corporation Law, (b) all powers now or hereafter vested in corporations by common law or any other statute or act, and (c) all powers authorized by or vested in the Corporation by the provisions of these Restated Articles of Incorporation or by the provisions of its By-Laws as from time to time in effect.


                                  ARTICLE III
                               Term of Existence
                               -----------------

          The period during which the Corporation shall continue is perpetual.
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                                 ARTICLE IV
                          Registered Office and Agent
                          ---------------------------

          The street address of the Corporation's registered office at the time of adoption of these Restated Articles of Incorporation is 10333 North Meridian Street, Indianapolis, Indiana 46290, and the name of its Resident Agent at such office at the time of adoption of these Restated Articles of Incorporation is Michael D. McCormick.


                                   ARTICLE V
                               Authorized Shares
                               -----------------

          Section 5.1. Authorized Classes and Number of Shares. The total number of shares which the Corporation has authority to issue shall be 60,000,000 shares, consisting of 15,000,000 shares of Class A Common Stock, $0.01 par value per share (the "Class A Common Stock"), 40,000,000 shares of Class B Common Stock, $0.01 par value per share (the "Class B Common Stock"), and 5,000,000 shares of Preferred Stock, without par value (the "Preferred Stock"). The Class A Common Stock and the Class B Common Stock are collectively referred to herein as the "Common Stock."

          Section 5.2. General Terms of All Shares. The Corporation shall have the power to acquire (by purchase, redemption, or otherwise), hold, own, pledge, sell, transfer, assign, reissue, cancel, or otherwise dispose of the shares of the Corporation in the manner and to the extent now or hereafter permitted by the laws of the State of Indiana (but such power shall not imply an obligation on the part of the owner or holder of any share to sell or otherwise transfer such share to the Corporation), including the power to purchase, redeem, or otherwise acquire the Corporation's own shares, directly or indirectly, and without pro rata treatment of the owners or holders of any class or series of shares, unless, after giving effect thereto, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the purchase, redemption, or other acquisition, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of the shares of the Corporation being purchased, redeemed, or otherwise acquired, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). Shares of the Corporation purchased, redeemed, or otherwise acquired by it shall constitute authorized but unissued shares, unless prior to any such purchase, redemption, or other acquisition, or within thirty (30) days thereafter, the Board of Directors adopts a resolution providing that such shares constitute authorized and issued but not outstanding shares.

          The Board of Directors of the Corporation may dispose of, issue, and sell shares in accordance with, and in such amounts as may be permitted by, the laws of the State of Indiana and the provisions of these Restated Articles of Incorporation and for such consideration, at such price

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or prices, at such time or times and upon such terms and conditions (including the privilege of selectively repurchasing the same) as the Board of Directors of the Corporation shall determine, without the authorization or approval by any shareholders of the Corporation. Shares may be disposed of, issued, and sold to such persons, firms, or corporations as the Board of Directors may determine, without any preemptive or other right on the part of the owners or holders of other shares of the Corporation of any class or kind to acquire such shares by reason of their ownership of such other shares.

          The Corporation shall have the power to declare and pay dividends or other distributions upon the issued and outstanding shares of the Corporation, subject to the limitation that a dividend or other distribution may not be made if, after giving it effect, the Corporation would not be able to pay its debts as they become due in the usual course of business or the Corporation's total assets would be less than its total liabilities (and without regard to any amounts that would be needed, if the Corporation were to be dissolved at the time of the dividend or other distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those of the holders of shares receiving the dividend or other distribution, unless otherwise expressly provided with respect to a series of Preferred Stock in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of such series). Except as otherwise provided in Section 5.4, the Corporation shall have the power to issue shares of one class or series as a share dividend or other distribution in respect of that class or series or one or more other classes or series.

          Section 5.3.  Voting Rights of Shares.

          (a) Common Stock. Except as otherwise provided by the Corporation Law and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of its Board of Directors establish, shares of Common Stock have unlimited voting rights. Shares of Class A Common Stock shall, when validly issued by the Corporation, entitle the holder thereof to three (3) votes per share on all matters submitted to a vote of the shareholders of the Corporation. Shares of Class B Common Stock shall, when validly issued by the Corporation, entitle the holder thereof to one (1) vote per share on all matters submitted to a vote of the shareholders of the Corporation. Except as required by the Corporation Law, holders of Common Stock shall vote together as a single voting group on all matters submitted to a vote of shareholders. Shares of Common Stock shall not have cumulative voting rights.

          (b) Preferred Stock. Except as required by the Corporation Law or by the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the Preferred Stock or a series thereof, the holders of Preferred Stock shall have no voting rights or powers. Shares of Preferred Stock shall, when validly issued by the Corporation, entitle the record holder thereof to vote as and on such matters, but only as and on such matters, as the holders thereof are entitled to vote under the Corporation Law or under the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to
Section 5.5 hereof describing the terms of the Preferred Stock or a series thereof (which provisions

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may provide for special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or for no right to vote, except to the extent required by the Corporation Law) and subject to such shareholder disclosure and recognition procedures (which may include voting prohibition sanctions) as the Corporation may by action of the Board of Directors establish.

          Section 5.4.  Other Terms of Common Stock.

          (a)  Distributions.

          (1) Except with respect to voting rights as provided in Section 5.3 hereof, shares of Class A Common Stock and Class B Common Stock shall be equal in every respect insofar as their relationship to the Corporation is concerned, but such equality of rights shall not imply equality of treatment as to redemption or other acquisition of shares by the Corporation.

          (2) Subject to the rights of the holders of any outstanding Preferred Stock issued under Section 5.5 hereof, the holders of Class A Common Stock and Class B Common Stock shall be entitled to share ratably in such dividends or other distributions (other than purchases, redemptions, or other acquisitions of shares by the Corporation), if any, as are declared and paid from time to time at the discretion of the Board of Directors, but only if at the same time equal dividends are paid on outstanding shares of each class of Common Stock. The Corporation shall not distribute to all holders of Class A Common Stock or Class B Common Stock evidences of its indebtedness or assets (excluding cash dividends or other distributions to the extent permitted by or rights or warrants to subscribe for or purchase securities issued by the Corporation or property of the Corporation), without making the same distribution to holders of outstanding shares of each class of Common Stock. In case of any capital reorganization of the Corporation, or the consolidation or merger of the Corporation with or into another corporation, or a statutory share exchange, or the sale, transfer or other disposition of all or substantially all of the property, assets or business of the Corporation then, in each such case, each outstanding share of Class A Common Stock and Class B Common Stock shall receive the same treatment. Notwithstanding the foregoing, any dividend or distribution payable in shares of Common Stock shall be payable only in shares of Class A Common Stock to the holders of Class A Common Stock and in shares of Class B Common Stock to the holders of Class B Common Stock.

          (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they shall be entitled under this Article V, the holders of Class A Common Stock and Class B Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock of any and all series, to share, ratably according to the number of shares held by them, in all remaining assets of the Corporation available for distribution to its

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     shareholders.

          (4) The Corporation may not subdivide outstanding shares of Class A Common Stock or Class B Common Stock, combine its outstanding shares of Class A Common Stock or Class B Common Stock into a smaller number of shares, or issue by reclassification of shares of Class A Common Stock or Class B Common Stock any shares of the Corporation other than shares of Common Stock without making the same adjustment to each class of Common Stock.

          (b) Conversion of Class A Common Stock to Class B Common Stock.

          (1) Any holder of shares of Class A Common Stock may request to convert any or all of its shares of Class A Common Stock into shares of Class B Common Stock at any time. Each share of Class A Common Stock so requested to be converted shall be converted into one (1) share of Class B Common Stock. Such conversion shall be effective at the time of the receipt by the Corporation or any transfer agent for the Class B Common Stock of a written request for conversion from the holder of the shares of Class A Common Stock to be converted.

          (2) Each share of Class A Common Stock shall automatically convert into one (1) share of Class B Common Stock if such share is sold, pledged or assigned or otherwise transferred in any transaction other than: (i) a dividend or other distribution of shares of Class A Common Stock by Bindley Western Industries, Inc. to its shareholders; or (ii) a sale, pledge, assignment or other transfer to a Permitted Transferee. The term Permitted Transferee shall include: (i) a member of the immediate family of the transferee; (ii) a trust, corporation or other entity formed for the benefit of or controlled by the transferee or members of the immediate family of the transferee; or (iii) a private foundation, charitable trust or grantor retained annuity trust created by the transferee. The Corporation shall be the final arbiter of any questions concerning the application of the foregoing provisions.

          (3) The outstanding shares of Class A Common Stock to be converted into Class B Common Stock shall be so converted without any further action by the holders of such shares and shall occur whether or not the certificates representing such shares are surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Class B Common Stock issued upon such conversion unless certificates evidencing the shares of Class A Common Stock so converted are either delivered to the Corporation, as hereinafter provided, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation and the transfer agent from any loss incurred by it in connection therewith. Upon the conversion of any shares of Class A Common Stock, the holder of such shares shall surrender the certificates representing such shares at the office of the Corporation (or at such other office or

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     offices, if any, as the Board of Directors of the Corporation may
     designate). Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Class B Common Stock into which such shares of Class A Common Stock were converted and a certificate or certificates for any remaining shares of Class A Common Stock not so converted.

          (4) All shares of Class A Common Stock which are converted into shares of Class B Common Stock as provided herein shall be retired and canceled and shall not be reissued, and the Corporation shall from time to time take such appropriate action as may be necessary to reduce the number of its authorized shares of Class A Common Stock accordingly.

          (5) The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of issuance upon the conversion of Class A Common Stock, such number of shares of Class B Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class A Common Stock.

          (6) The issuance of certificates for Class B Common Stock upon conversion of Class A Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class B Common Stock; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate of Class B Common Stock in a name other than that of the holder of the Class A Common Stock converted.

          Section 5.5.  Other Terms of Preferred Stock.

          (a) Preferred Stock may be issued from time to time in one or more series, each such series to have such distinctive designation and such preferences, limitations, and relative voting and other rights as shall be set forth in these Restated Articles of Incorporation. Subject to the requirements of the Corporation Law and subject to all other provisions of these Restated Articles of Incorporation, the Board of Directors of the Corporation may create one or more series of Preferred Stock and may determine the preferences, limitations, and relative voting and other rights of one or more series of Preferred Stock before the issuance of any shares of that series by the adoption of an amendment to these Restated Articles of Incorporation that specifies the terms of the series of Preferred Stock. All shares of a series of Preferred Stock must have preferences, limitations, and relative voting and other rights identical with those of other shares of the same series and, if the description of the series set forth in these Restated Articles of Incorporation so provides, no series of Preferred Stock need have preferences, limitations, or relative voting or other rights identical with those of any other series of Preferred Stock.

          Before issuing any shares of a series of Preferred Stock, the Board of Directors shall

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adopt an amendment to these Restated Articles of Incorporation, which shall be effective without any shareholder approval or other action, that sets forth the preferences, limitations, and relative voting and other rights of the series, and authority is hereby expressly vested in the Board of Directors, by such amendment:

          (1) To fix the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

          (2) To fix the voting rights of such series, which may consist of special, conditional, limited, or unlimited voting rights, including multiple or fractional votes per share, or no right to vote (except to the extent required by the Corporation Law);

          (3) To fix the dividend or distribution rights of such series and the manner of calculating the amount and time for payment of dividends or distributions, including, but not limited to:

               (A) the dividend rate, if any, of such series;

               (B) any limitations, restrictions, or conditions on the payment of dividends or other distributions, including whether dividends or other distributions shall be noncumulative or cumulative or partially cumulative and, if so, from which date or dates;

               (C) the relative rights of priority, if any, of payment of dividends or other distributions on shares of that series in relation to Common Stock and shares of any other series of Preferred Stock; and

               (D) the form of dividends or other distributions, which may be payable at the option of the Corporation, the shareholder, or another person (and in such case to prescribe the terms and conditions of exercising such option), or upon the occurrence of a designated event in cash, indebtedness, stock or other securities or other property, or in any combination thereof, and to make provisions, in the case of dividends or other distributions payable in stock or other securities, for adjustment of the dividend or distribution rate in such events as the Board of Directors shall determine;

          (4) To fix the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed or converted, which may be

               (A) at the option of the Corporation, the shareholder, or

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          another person or upon the occurrence of a designated event;

               (B) for cash, indebtedness, securities, or other property or any combination thereof; and

               (C) in a designated amount or in an amount determined in accordance with a designated formula or by reference to extrinsic data or events;

          (5) To fix the amount or amounts payable upon the shares of such series in the event of any liquidation, dissolution, or winding up of the Corporation and the relative rights of priority, if any, of payment upon shares of such series in relation to Common Stock and shares of any other series of special shares; and to determine whether or not any such preferential rights upon dissolution need be considered in determining whether or not the Corporation may make dividends, repurchases, or other distributions;

          (6) To determine whether or not the shares of such series shall be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of such series and, if so entitled, the amount of such fund and the manner of its application;

          (7) To determine whether or not the issue of any additional shares of such series or of any other series in addition to such series shall be subject to restrictions in addition to restrictions, if any, on the issue of additional shares imposed in the provisions of these Restated Articles of Incorporation fixing the terms of any outstanding series of Preferred Stock theretofore issued pursuant to this Section 5.5 and, if subject to additional restrictions, the extent of such additional restrictions; and

          (8) Generally to fix the other preferences or rights, and any qualifications, limitations, or restrictions of such preferences or rights, of such series to the full extent permitted by the Corporation Law; provided, however, that no such preferences, rights, qualifications, limitations, or restrictions shall be in conflict with these Restated Articles of Incorporation or any amendment hereof.

          (b) Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible, have been converted into shares of the Corporation of any other class or series, may be reissued as a part of such series or of any other series of Preferred Stock, subject to such limitations (if any) as may be fixed by the Board of Directors with respect to such series of Preferred Stock in accordance with subsection (a) of this Section 5.5.

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                                  ARTICLE VI
                                   Directors
                                   ---------

          Section 6.1. Number. The Board of Directors at the time of adoption of these Restated Articles of Incorporation is composed of four (4) members, which number may be changed from time to time by amendment to the By-Laws. Whenever the By-Laws provide that the number of Directors shall be three (3) or more, the By-Laws may also provide for staggering the terms of the members of the Board of Directors by dividing the total number of Directors into three (3) groups (with each group containing one-third (1/3) of the total, as near as may be) whose terms of office expire at different times.

          Notwithstanding the first sentence of this Section 6.1, any amendment to the By-Laws that would effect:

          (a) any increase in the number of Directors over such number as then in effect,

          (b) any reduction in the number of Directors below such number as then in effect, or

          (c) any elimination or modification of the groups or terms of office of the Directors as the By-Laws then in effect may provide,

shall also be approved by the affirmative vote of a majority of the entire number of Directors of the Corporation who then qualify as Continuing Directors with respect to all Related Persons (as such terms are defined for purposes of Article VIII hereof).

          Section 6.2. Qualifications. Directors need not be shareholders of the Corporation or residents of this or any other state in the United States.

          Section 6.3. Vacancies. Vacancies occurring in the Board of Directors shall be filled in the manner provided in the By-Laws or, if the By-Laws do not provide for the filling of vacancies, in the manner provided by the Corporation Law. The By-Laws may also provide that in certain circumstances specified therein, vacancies occurring in the Board of Directors may be filled by vote of the shareholders at a special meeting called for that purpose or at the next annual meeting of shareholders.

          Section 6.4. Liability of Directors. A Director's responsibility to the Corporation shall be limited to discharging his duties as a Director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the Director reasonably believes to be in the best interests of the Corporation, all based on the facts then known to the Director.

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

          In discharging his duties, a Director is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by:

          (a) One (1) or more officers or employees of the Corporation whom the Director reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants, or other persons as to matters the Director reasonably believes are within such person's professional or expert competence; or

          (c) A committee of the Board of which the Director is not a member if the Director reasonably believes the Committee merits confidence;

but a Director is not acting in good faith if the Director has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 6.4 unwarranted.

          A Director shall not be liable for any action taken as a Director, or any failure to take any action, unless (a) the Director has breached or failed to perform the duties of the Director's office in compliance with this Section 6.4, and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

          Section 6.5. Factors to be Considered by Board. In determining whether to take or refrain from taking any action with respect to any matter, including making or declining to make any recommendation to shareholders of the Corporation, the Board of Directors may, in its discretion, consider both the short term and long term best interests of the Corporation (including the possibility that these interests may be best served by the continued independence of the Corporation), taking into account, and weighing as the Directors deem appropriate, the social and economic effects thereof on the Corporation's present and future employees, suppliers and customers of the Corporation and its subsidiaries, the communities in which offices or other facilities of the Corporation are located, and any other factors the Directors consider pertinent.

          Section 6.6. Removal of Directors. Any or all of the members of the Board of Directors may be removed, for good cause, only at a meeting of the shareholders called expressly for that purpose, by the affirmative vote of the holders of outstanding shares representing at least sixty-six and two-thirds percent (66-2/3%) of all the votes then entitled to be cast at an election of Directors. Directors may not be removed in the absence of good cause.

          Section 6.7.  Election of Directors by Holders of Preferred Stock.
The holders of one (1) or more series of Preferred Stock may be entitled to elect all or a specified number of Directors, but only to the extent and subject to limitations as may be set forth in the provisions of these Restated Articles of Incorporation adopted by the Board of Directors pursuant to Section 5.5 hereof describing the terms of the series of Preferred Stock.

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                                  ARTICLE VII
                     Provisions for Regulation of Business
                     and Conduct of Affairs of Corporation
                     -------------------------------------

          Section 7.1. Meetings of Shareholders. Meetings of the shareholders of the Corporation shall be held at such time and at such place, either within or without the State of Indiana, as may be stated in or fixed in accordance with the By-Laws of the Corporation and specified in the respective notices or waivers of notice of any such meetings.

          Section 7.2. Special Meetings of Shareholders. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Corporation Law, may be called at any time by the Board of Directors or the officers authorized to do so by the By-Laws and shall be called by the Board of Directors if the Secretary of the Corporation receives one (1) or more written, dated, and signed demands for a special meeting, describing in reasonable detail the purpose or purposes for which it is to be held, from the holders of shares representing at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting; provided, however, that any such demand(s) delivered to the Secretary at any time at which the Corporation has more than 50 shareholders must be properly delivered by the holders of shares representing at least eighty percent (80%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. If the Secretary receives one (1) or more proper written demands for a special meeting of shareholders, the Board of Directors may set a record date for determining shareholders entitled to make such demand.

          Section 7.3. Meetings of Directors. Meetings of the Board of Directors of the Corporation shall be held at such place, either within or without the State of Indiana, as may be authorized by the By-Laws and specified in the respective notices or waivers of notice of any such meetings or otherwise specified by the Board of Directors. Unless the By-Laws provide otherwise, (a) regular meetings of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting and (b) the notice for a special meeting need not describe the purpose or purposes of the special meeting.

          Section 7.4. Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or shareholders, or of any committee of such Board, may be taken without a meeting, if the action is taken by all members of the Board or all shareholders entitled to vote on the action, or by all members of such committee, as the case may be. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each Director, or all the shareholders entitled to vote on the action, or by each member of such committee, as the case may be, and, in the case of action by the Board of Directors or a committee thereof, included in the minutes or filed with the corporate records reflecting the action taken or, in the case of action by the shareholders, delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Action taken under this Section 7.4 is effective when the last Director, shareholder, or committee member, as the case may be, signs the consent, unless the consent specifies a different prior or subsequent effective date, in which case the action is effective on or as of the specified date. Such consent shall have the same effect as a unanimous vote of all members of the Board, or all shareholders, or all members of the committee, as the case may be, and may be described as such in any document.

          Section 7.5. By-Laws. The Board of Directors shall have the exclusive power to make, alter, amend, or repeal, or to waive provisions of, the By-Laws of the Corporation by the affirmative vote of a majority of the entire number of Directors at the time, except as expressly provided in Section 6.1 hereof and as provided by the Corporation Law. All provisions for the regulation of the business and management of the affairs of the Corporation not stated in these Restated Articles of Incorporation shall be stated in the By-Laws. The Board of Directors may adopt Emergency By-Laws of the Corporation and shall have the exclusive power (except as may otherwise be provided therein) to make, alter, amend, or repeal, or to waive provisions of, the Emergency By-Laws by the affirmative vote of both (a) a majority of the entire number of Directors at the time and (b) a majority of the entire number of Directors who then qualify as Continuing Directors with respect to all Related Persons (as such terms are defined for purposes for Article VIII hereof).

          Section 7.6.  Interest of Directors.

          (a) A conflict of interest transaction is a transaction with the Corporation in which a Director of the Corporation has a direct or indirect interest. A conflict of interest transaction is not voidable by the Corporation solely because of the Director's interest in the transaction if any one (1) of the following is true:

          (1) The material facts of the transaction and the Director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors and the Board of Directors or committee authorized, approved, or ratified the transaction.

          (2) The material facts of the transaction and the Director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction.

          (3) The transaction was fair to the Corporation.

          (b) For purposes of this Section 7.6, a Director of the Corporation has an indirect interest in a transaction if:

          (1) Another entity in which the Director has a material financial interest or in which the Director is a general partner is a party to the transaction; or

          (2) Another entity of which the Director is a director, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

          (c) For purposes of Section 7.6(a)(1), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of a majority of the Directors on the Board of Directors (or on the committee) who have no direct or indirect interest in the transaction, but a transaction may not be authorized, approved, or ratified under this section by a single Director. If a majority of the Directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum shall be deemed present for the purpose of taking action under this Section 7.6. The presence of, or a vote cast by, a Director with a direct or indirect interest in the transaction does not affect the validity of any action taken under Section 7.6(a)(1), if the transaction is otherwise authorized, approved, or ratified as provided in such subsection.

          (d) For purposes of Section 7.6(a)(2), a conflict of interest transaction is authorized, approved, or ratified if it receives the affirmative vote of the holders of shares representing a majority of the votes entitled to be cast. Shares owned by or voted under the control of a Director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity described in Section 7.6(b), may be counted in such a vote of shareholders.

          Section 7.7. Nonliability of Shareholders. Shareholders of the Corporation are not personally liable for the acts or debts of the Corporation, nor is private property of shareholders subject to the payment of corporate debts.

          Section 7.8. Indemnification of Officers, Directors, and Other Eligible Persons.

          (a) To the extent not inconsistent with applicable law, every Eligible Person shall be indemnified by the Corporation against all Liability and reasonable Expense that may be incurred by him in connection with or resulting from any Claim, (1) if such Eligible Person is Wholly Successful with respect to the Claim, or (2) if not Wholly Successful, then if such Eligible Person is determined, as provided in either Section 7.8(f) or 7.8(g), to have acted in good faith, in what he reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests and, in addition, with respect to any criminal claim is determined to have had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful. The termination of any Claim, by judgment, order, settlement (whether with or without court approval), or conviction or upon a plea of guilty or of nolo contendere, or its equivalent, shall not create a presumption that an Eligible Person did not meet the standards of conduct set forth in clause (2) of this subsection (a). The actions of an Eligible Person with respect to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974 shall be deemed to have been taken in what the Eligible Person reasonably believed to be the best interests of the Corporation or at least not opposed to its best interests if the Eligible Person reasonably believed he was acting in conformity with the requirements of such Act or he reasonably believed his actions to be in the interests of the participants in or beneficiaries of the plan.

          (b) The term "Claim" as used in this Section 7.8 shall include every pending, threatened, or completed claim, action, suit, or proceeding and all appeals thereof (whether brought by or in the right of this Corporation or any other corporation or otherwise), civil, criminal, administrative, or investigative, formal or informal, in which an Eligible Person may become involved, as a party or otherwise:

          (1) by reason of his being or having been an Eligible Person, or

          (2) by reason of any action taken or not taken by him in his capacity as an Eligible Person, whether or not he continued in such capacity at the time such Liability or Expense shall have been incurred.

          (c) The term "Eligible Person" as used in this Section 7.8 shall mean every person (and the estate, heirs, and personal representatives of such person) who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, agent, or fiduciary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other organization or entity, whether for profit or not. An Eligible Person shall also be considered to have been serving an employee benefit plan at the request of the Corporation if his duties to the Corporation also imposed duties on, or otherwise involved services by, him to the plan or to participants in or beneficiaries of the plan.

          (d) The terms "Liability" and "Expense" as used in this Section 7.8 shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines, or penalties against (including excise taxes assessed with respect to an employee benefit plan), and amounts paid in settlement by or on behalf of an Eligible Person.

          (e) The term "Wholly Successful" as used in this Section 7.8 shall mean (1) termination of any claim against the Eligible Person in question without any finding of liability or guilt against him, (2) approval by a court, with knowledge of the indemnity herein provided, of a settlement of any Claim, or (3) the expiration of a reasonable period of time after the making or threatened making of any Claim without the institution of the same, without any payment or promise made to induce a settlement.

          (f) Every Eligible Person claiming indemnification hereunder (other than one who has been Wholly Successful with respect to any Claim) shall be entitled to indemnification (1) if special independent legal counsel, which may be regular counsel of the Corporation, or other disinterested person or persons, in either case selected by the Board of Directors, whether or not a disinterested quorum exists (such counsel or person or persons being hereinafter called the "Referee"), shall deliver to the Corporation a written finding that such Eligible Person has met the standards of conduct set forth in Section 7.8(a)(2), and (2) if the Board of Directors, acting upon such written finding, so determines. The Board of Directors shall, if an Eligible Person is found to be entitled to indemnification pursuant to the preceding sentence, also determine the reasonableness of the Eligible Person's Expenses. The Eligible Person claiming indemnification shall, if requested, appear before the Referee, answer questions that the Referee deems relevant and shall be given ample opportunity to present to the Referee evidence upon which he relies for indemnification. The Corporation shall, at the request of the Referee, make available facts, opinions, or other evidence in any way relevant to the Referee's findings that are within the possession or control of the Corporation.

          (g) If an Eligible Person claiming indemnification pursuant to Section 7.8(f) is found not to be entitled thereto, or if the Board of Directors fails to select a Referee under Section 7.8(f) within a reasonable amount of time following a written request of an Eligible Person for the selection of a Referee, or if the Referee or the Board of Directors fails to make a determination under Section 7.8(f) within a reasonable amount of time following the selection of a Referee, the Eligible Person may apply for indemnification with respect to a Claim to a court of competent jurisdiction, including a court in which the Claim is pending against the Eligible Person. On receipt of an application, the court, after giving notice to the Corporation and giving the Corporation ample opportunity to present to the court any information or evidence relating to the claim for indemnification that the Corporation deems appropriate, may order indemnification if it determines that the Eligible Person is entitled to indemnification with respect to the Claim because such Eligible Person met the standards of conduct set forth in Section 7.8(a)(2). If the court determines that the Eligible Person is entitled to indemnification, the court shall also determine the reasonableness of the Eligible Person's Expenses.

          (h) The rights of indemnification provided in this Section 7.8 shall be in addition to any rights to which any Eligible Person may otherwise be entitled. Irrespective of the provisions of this Section 7.8, the Board of Directors may, at any time and from time to time, (1) approve indemnification of any Eligible Person to the full extent permitted by the provisions of applicable law at the time in effect, whether on account of past or future transactions, and (2) authorize the Corporation to purchase and maintain insurance on behalf of any Eligible Person against any Liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

          (i) Expenses incurred by an Eligible Person with respect to any Claim may be advanced by the Corporation (by action of the Board of Directors, whether or not a disinterested quorum exists) prior to the final disposition thereof upon receipt of an undertaking by or on behalf of the Eligible Person to repay such amount unless he is determined to be entitled to indemnification.

          (j) The provisions of this Section 7.8 shall be deemed to be a contract between the Corporation and each Eligible Person, and an Eligible Person's rights hereunder shall not be diminished or otherwise adversely affected by any repeal, amendment, or modification of this Section 7.8 that occurs subsequent to such person becoming an Eligible Person.

          (k) The provisions of this Section 7.8 shall be applicable to Claims made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.

                                 ARTICLE VIII
                       Approval of Business Combinations
                       ---------------------------------

          Section 8.1. Supermajority Vote. Except as provided in Sections 8.2 and 8.3 hereof, neither the Corporation nor its Subsidiaries, if any, shall become a party to any Business Combination with a Related Person without the prior affirmative vote at a meeting of the Corporation's shareholders:

          (a) Of not less than sixty-six and two-thirds percent (66-2/3%) of all the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this Article VIII as a single class, and

          (b) Of an Independent Majority of Shareholders.

          Such favorable votes shall be in addition to any shareholder vote which would be required without reference to this Section 8.1 and shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified by law or elsewhere in these Restated Articles of Incorporation or the By-Laws of the Corporation or otherwise.

          Section 8.2. Fair Price Exception. The provisions of Section 8.1 of this Article VIII shall not apply to a Business Combination if all of the conditions set forth in subsections (a) through (d) are satisfied.

          (a) The fair market value of the property, securities, or other consideration to be received per share by holders of each class or series of capital stock of the Corporation in the Business Combination is not less, as of the date of the consummation of the Business Combination (the "Consummation Date"), than the higher of the following: (1) the highest per share price (with appropriate adjustments for recapitalizations and for stock splits, stock dividends, and like distributions), including brokerage commissions and solicitation fees paid by the Related Person in acquiring any of its holdings, of such class or series of capital stock within the two-year period immediately prior to the first public announcement of the proposed Business Combination ("Announcement Date") plus interest compounded annually from the date that the Related Person became a Related Person (the "Determination Date"), or if later from a date two years before the Consummation Date, through the Consummation Date, at the rate publicly announced as the "prime rate" of interest of Citibank, N.A. (or of such other major bank headquartered in New York as may be selected by a majority of the Continuing Directors) from time to time in effect, less the aggregate amount of any cash dividends paid and the fair market value of any dividends paid in other than cash on each share of such stock from the date from which interest accrues under the preceding clause through the Consummation Date up to but not exceeding the amount of interest so payable per share; OR (2) the fair market value per share of such class or series on the Announcement Date as determined by the highest closing sale price during the 30-day period immediately preceding the Announcement Date if such stock is listed on a securities exchange registered under the Securities Exchange Act of 1934 or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to such stock during the 30-day period preceding the Announcement Date on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, or if no such quotations are available, the fair market value of such stock immediately prior to the first public announcement of the proposed Business Combination as determined by the Continuing Directors in good faith. In the event of a Business Combination upon the consummation of which the Corporation would be the surviving corporation or company or would continue to exist (unless it is provided, contemplated, or intended that as part of such Business Combination or within one year after consummation thereof a plan of liquidation or dissolution of the Corporation will be effected), the term "other consideration to be received" shall include (without limitation) Common Stock and/or the shares of any other class of stock retained by shareholders of the Corporation other than Related Persons who are parties to such Business Combination;

          (b) The consideration to be received in such Business Combination by holders of each class or series of capital stock of the Corporation other than the Related Person involved shall, except to the extent that a shareholder agrees otherwise as to all or part of the shares which he or she owns, be in the same form and of the same kind as the consideration paid by the Related Person in acquiring the majority of the shares of capital stock of such class or series already Beneficially Owned by it;

          (c) After such Related Person became a Related Person and prior to the consummation of such Business Combination: (1) such Related Person shall have taken steps to ensure that the Board of Directors of the Corporation included at all times representation by Continuing Directors proportionate to the ratio that the number of shares of Voting Stock of the Corporation from time to time owned by shareholders who are not Related Persons bears to all shares of Voting Stock of the Corporation outstanding at the time in question (with a Continuing Director to occupy any resulting fractional position among the Directors); (2) such Related Person shall not have acquired from the Corporation, directly or indirectly, any shares of the Corporation (except upon conversion of convertible securities acquired by it prior to becoming a Related Person or as a result of a pro rata stock dividend, stock split, or division of shares or in a transaction which satisfied all applicable requirements of this Article VIII); (3) such Related Person shall not have acquired any additional shares of Voting Stock of the Corporation or securities convertible into or exchangeable for shares of Voting Stock except as a part of the transaction which resulted in such Related Person's becoming a Related Person; and (4) such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges, or other financial assistance or tax credits provided by the Corporation or any Subsidiary, or made any major change in the Corporation's business or equity capital structure or entered into any contract, arrangement, or understanding with the Corporation except any such change, contract, arrangement, or understanding as may have been approved by the favorable vote of not less than a majority of the Continuing Directors of the Corporation; and

          (d) A proxy or information statement complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, as then in force for corporations subject to the requirements of Section 14 of such Act (even if the Corporation is not otherwise subject to Section 14 of such Act), shall have been mailed to all holders of shares of the Corporation's capital stock entitled to vote with respect to such Business Combination. Such proxy or information statement shall contain on the face page thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the Continuing Directors, a fair summary of an opinion of a reputable investment banking firm addressed to the Corporation as to the fairness (or lack of fairness) of the terms of such Business Combination from the point of view of the holders of shares of Voting Stock other than any Related Person (such investment banking firm to be selected by a majority of the Continuing Directors, to be furnished with all information it reasonably requests, and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

          Section 8.3.  Director Approval Exception.  The provisions of Section
8.1 hereof shall not apply to a Business Combination if:

          (a) The Directors, by a favorable vote of not less than two-thirds (2/3) of the Directors who then qualify as Continuing Directors, (1) have expressly approved a memorandum of understanding with the Related Person with respect to the Business Combination prior to the time that the Related Person became a Related Person and the Business Combination is effected on substantially the same terms and conditions as are provided by the memorandum of understanding, or (2) have otherwise approved the Business Combination; or

          (b) The Business Combination is solely between the Corporation and another corporation, one hundred percent (100%) of the Voting Stock of which is owned directly or indirectly by the Corporation.

          Section 8.4.  Definitions.  For purposes of this Article VIII:

          (a) A "Business Combination" means:

               (1) The sale, exchange, lease, transfer, or other disposition to or with a Related Person or any Affiliate or Associate of such Related Person by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of its or their assets or businesses (including, without limitation, securities issued by a Subsidiary, if any);

               (2) The purchase, exchange, lease, or other acquisition by the Corporation or any Subsidiaries (in a single transaction or a Series of Related Transactions) of all or substantially all, or any Substantial Part, of the assets or business of a Related Person or any Affiliate or Associate of such Related Person;

               (3) Any merger or consolidation of the Corporation or any Subsidiary thereof into or with a Related Person or any Affiliate or Associate of such Related Person or into or with another Person which, after such merger or consolidation, would be an Affiliate or an Associate of a Related Person, in each case irrespective of which Person is the surviving entity in such merger or consolidation;

               (4) Any reclassification of securities, recapitalization, or other transaction (other than a redemption in accordance with the terms of the security redeemed) which has the effect, directly or indirectly, of increasing the proportionate amount of shares of Voting Stock of the Corporation or any Subsidiary thereof which are Beneficially Owned by a Related Person, or any partial or complete liquidation, spinoff, splitoff, or splitup of the Corporation or any Subsidiary thereof; provided, however, that this Section 8.4(a)(4) shall not relate to any transaction that has been approved by a majority of the Continuing Directors; or

               (5) The acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of shares of Voting Stock or securities convertible into shares of Voting Stock or any voting securities or securities convertible into voting securities of any Subsidiary of the Corporation, or the acquisition upon the issuance thereof of Beneficial Ownership by a Related Person of any rights, warrants, or options to acquire any of the foregoing or any combination of the foregoing shares of Voting Stock or voting securities of a Subsidiary, if any.

          (b) A "Series of Related Transactions" shall be deemed to include not only a series of transactions with the same Related Person, but also a series of separate transactions with a Related Person or any Affiliate or Associate of such Related Person.

          (c) A "Person" shall mean any individual, firm, corporation, or other entity and any partnership, syndicate, or other group.

          (d) "Related Person" shall mean any Person (other than the Corporation or any Subsidiary of the Corporation or the Continuing Directors, singly or as a group) who or that at any time described in the last sentence of the penultimate paragraph of this subsection (d):

               (1) is the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock and who has not been the Beneficial Owner, directly or indirectly, of more than ten percent (10%) of the voting power of the outstanding shares of Voting Stock for a continuous period of two years prior to the date in question; or

               (2) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question (but not continuously during such two-year period) was the Beneficial Owner, directly or indirectly, of ten percent (10%) or more of the voting power of the then outstanding shares of Voting Stock; or

               (3) is an assignee of or has otherwise succeeded to any shares of the Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended.

          A Related Person shall be deemed to have acquired a share of the Corporation at the time when such Related Person became the Beneficial Owner thereof. For the purposes of determining whether a Person is the Beneficial Owner of ten percent (10%) or more of the voting power of the then outstanding Voting Stock, the outstanding Voting Stock shall be deemed to include any Voting Stock that may be issuable to such Person pursuant to a right to acquire such Voting Stock and that is therefore deemed to be Beneficially Owned by such Person pursuant to Section 8.4(e)(2)(A). A Person who is a Related Person at (1) the time any definitive agreement relating to a Business Combination is entered into, (2) the record date for the determination of shareholders entitled to notice of and to vote on a Business

     Combination, or (3) the time immediately prior to the consummation of a Business Combination shall be deemed a Related Person.

          A Related Person shall not include the Board of Directors of the Corporation acting as a group. In addition, a Related Person shall not include any Person who possesses more than twenty percent (20%) of the voting power of the outstanding shares of Voting Stock of the Corporation or of Bindley Western Industries, Inc. at the time of filing these Restated Articles of Incorporation.

          (e) A Person shall be a "Beneficial Owner" of any shares of Voting
     Stock:

               (1) which such Person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

               (2) which such Person or any of its Affiliates or Associates has
          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement, or understanding; or

               (3) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of its Affiliates or Associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of any shares of Voting Stock.

          (f) An "Affiliate" of, or a person Affiliated with, a specific Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          (g) The term "Associate" used to indicate a relationship with any Person, means (1) any corporation or organization (other than this Corporation or a majority-owned Subsidiary of this Corporation) of which such Person is an officer or partner or is, directly or indirectly, the Beneficial Owner of five percent (5%) or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person, or (4) any investment company registered under the Investment Company Act of 1940, as amended, for which such Person or any Affiliate of such Person serves as investment adviser.

          (h) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Related Person set forth in Section 8.4(d) hereof, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (i) "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not associated with the Related Person and was a member of the Board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is not associated with the Related Person and is recommended to succeed a Continuing Director by not less than two-thirds of the Continuing Directors then on the Board.

          (j) "Independent Majority of Shareholders" shall mean the holders of the outstanding shares of Voting Stock representing a majority of all the votes entitled to be cast by all shares of Voting Stock other than shares Beneficially Owned or controlled, directly or indirectly, by a Related Person.

          (k) "Voting Stock" shall mean all outstanding shares of capital stock of the Corporation or another corporation entitled to vote generally on the election of Directors, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the total number of votes (taking into account any multiple votes per share) entitled to be cast by such shares.

          (l) "Substantial Part" means properties and assets involved in any single transaction or a Series of Related Transactions having an aggregate fair market value of more than ten percent (10%) of the total consolidated assets of the Person in question as determined immediately prior to such transaction or Series of Related Transactions.

          Section 8.5. Director Determinations. A majority of the Continuing Directors shall have the power to determine for the purposes of this Article VIII, on the basis of information known to them: (a) the number of shares of Voting Stock of which any Person is the Beneficial Owner, (b) whether a Person is an Affiliate or Associate of another, (c) whether a Person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of "Beneficial Owner," (d) whether the assets subject to any Business Combination constitute a Substantial Part, (e) whether two or more transactions constitute a Series of Related Transactions, and (f) such other matters with respect to which a determination is required under this Article VIII.

          Section 8.6. Amendment of Article VIII or Certain Other Provisions. Any amendment, change, or repeal of this Article VIII, or of Sections 6.1, 6.6,
7.2 or 9.2, or any other amendment of these Restated Articles of Incorporation which would have the effect of modifying or permitting circumvention of this
Article VIII or such other provisions of these Restated Articles of Incorporation, shall require the affirmative vote, at a meeting of shareholders of the Corporation:

          (a) Of at least sixty-six and two-thirds percent (66-2/3%) of the votes entitled to be cast by the holders of the outstanding shares of all classes of Voting Stock of the Corporation considered for purposes of this
     Article VIII as a single class; and

          (b) Of an Independent Majority of Shareholders;

Provided, however, that this Section 8.6 shall not apply to, and such vote shall not be required for, any such amendment, change, or repeal recommended to shareholders by the favorable vote of not less than two-thirds (2/3) of the Directors who then qualify as Continuing Directors with respect to all Related Persons and any such amendment, change, or repeal so recommended shall require only the vote, if any, required under the applicable provisions of the Corporation Law.

          Section 8.7.  Fiduciary Obligations Unaffected.  Nothing in this
Article VIII shall be construed to relieve any Related Person from any fiduciary duty imposed by law.

          Section 8.8.  Article VIII Nonexclusive.  The provisions of this
Article VIII are nonexclusive and are in addition to any other provisions of law or these Restated Articles of Incorporation or the By-Laws of the Corporation relating to Business Combinations, Related Persons, or similar matters.


                                   ARTICLE IX
                            Miscellaneous Provisions
                            ------------------------

          Section 9.1. Amendment or Repeal. Except as otherwise expressly provided for in these Restated Articles of Incorporation, the Corporation shall be deemed, for all purposes, to have reserved the right to amend, alter, change, or repeal any provision contained in these Restated Articles of Incorporation to the extent and in the manner now or hereafter permitted or prescribed by statute, and all rights herein conferred upon shareholders are granted subject to such reservation.

          Section 9.2. Redemption of Shares Acquired in Control Share Acquisitions. If and whenever the provisions of IC 23-1-42 apply to the Corporation, it is authorized to redeem its securities pursuant to IC 23-1-42-10.

          Section 9.3. Captions. The captions of the Articles and Sections of these Restated Articles of Incorporation have been inserted for convenience of reference only and do not in any way define, limit, construe, or describe the scope or intent of any Article or Section hereof.